Exhibit 3.25

ARTICLES OF AMENDMENT

TO THE CHARTER

(For-Profit)

CORPORATE CONTROL NUMBER (IF KNOWN): 0437967

PURSUANT TO THE PROVISIONS OF SECTION 48-20-106 OF THE TENNESSEE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS CHARTER:

1.	PLEASE INSERT THE NAME OF THE CORPORATION AS IT APPEARS OF RECORD:
Lonestar Administrative Services, Inc.

IF CHANGING THE NAME, INSERT THE NEW NAME ON THE LINE BELOW:
Dollar General Merchandising, Inc.

2. AMENDMENT IS TO BE EFFECTIVE WHEN FILED BY THE SECRETARY OF STATE.

3. PLEASE INSERT ANY CHANGES THAT APPLY:

A. PRINCIPAL ADDRESS:

B. REGISTERED AGENT:

C. REGISTERED ADDRESS:

D. OTHER CHANGES:

4. THE CORPORATION IS FOR PROFIT.

5. THE MANNER (IF NOT SET FORTH IN THE AMENDMENT) FOR IMPLEMENTATION OF ANY EXCHANGE, RECLASSIFICATION, OR CANCELLATION OF ISSUED SHARES IS AS FOLLOWS:

6. THE AMENDMENT WAS DULY ADOPTED ON November 30, 2004 BY THE SHAREHOLDERS.

Signature:	/s/ James H. Romaker

Name:	James H. Romaker, Staff Attorney and Assistant Secretary

Date:	July, 29, 2005

CHANGE OF REGISTERED

AGENT/OFFICE

(BY CORPORATION)

Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

1. The name of the corporation is LONESTAR ADMINISTRATIVE SERVICES, INC.

LONESTAR ADMINISTRATIVE SERVICES, INC: (Corp #0437967)

2. The street address of its current registered office is 530 Gay Street, Knoxville, Tennessee 37902.

3. If the current registered office is to be charged, the street address of the new registered office, the zip code of such office and the country in which the office is located is 2908 Poston Avenue, Nashville, Tennessee 37203, Davidson County.

4. The name of the current registered agent is CT Corporation System

5. If the current registered agent is to be changed, the name of the new registered agent is Corporation Service Company.

6. After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.

Signature:	/s/ Susan Lanigan

Name:	Susan Lanigan, Vice President, General Counsel, Corporate Secretary

Name of Corporation:	LONESTAR ADMINISTRATIVE SERVICES, INC.

Date:	February 6, 2003

CHARTER

(For-Profit Corporation)

The undersigned acting as incorporator(s) of a for-profit corporation under the provisions of the Tennessee Business Corporation Act adopts the following Articles of Incorporation.

1.             The name of the corporation is: Lonestar Administrative Services, Inc.

2.             The number of shares of stock the corporation is authorized to issue is: 1,000 shares/ No par value.

3.             The name and complete address of the corporation’s initial registered agent and office located in the State of Tennessee is:

CT Corporation System

530 Gay Street

Knoxville, Tennessee 37902

County of Knox

4.             List the name and complete address of each incorporator:

Robert E. Cooper, Jr.

315 Deaderick Street

Suite 2700

Nashville, Tennessee 37238

5.             The complete address of the corporation’s principal office is:

100 Mission Ridge

Goodlettsville, Tennessee 37072

6.             The corporation is for profit.

7.             If the document in not to be effective upon filing by the Secretary of State, the delayed effective date and time are:

8.             Other provisions:

The Initial Directors of the Corporation shall be: Donald S. Shaffer, James J. Hagan and Melissa J. Buffington.  Any Director may be removed for cause by the affirmative vote of a majority of the entire Board of Directors.

Signature:	/s/ Robert E. Cooper, Jr.

Name:	Robert E. Cooper Jr., Incorporator

Date:	December 10, 2002